Exhibit 107

Calculation of Filing Fee Tables

FORM F-4
(Form Type)

Rentokil Initial plc
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Rentokil Initial ordinary shares, par value £0.01 per share(1)	457(c), 457(f)(1), 457(f)(3)	654,450,289	(2)	N/A	$4,026,211,403.92	(3)	$0.0000927	$373,229.80	(4)
Fees Previously Paid	—	—	—	—		—	—		—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—			—					—	—	—	—
	Total Offering Amounts						$4,026,211,403.92	(3)		$373,229.80	(4)
	Total Fees Previously Paid									$0
	Total Fee Offsets									$0
	Net Fee Due									$373,229.80

(1)	The Rentokil Initial plc (“Rentokil Initial”) ordinary shares, par value £0.01 per share (“Rentokil Initial ordinary shares”) will initially be represented by American depositary shares, each representing five Rentokil Initial ordinary shares (the “Rentokil Initial ADSs”). The Rentokil Initial ADSs have been or will be registered under a separate registration statement on Form F-6.

(2)	Represents the maximum number of Rentokil Initial ordinary shares estimated to be issuable or subject to stock-based awards that may be assumed by the registrant upon the completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 13, 2021 (as amended by Amendment No. 1, dated as of March 14, 2022, and as it may be further amended from time to time, the “Merger Agreement”), by and among Terminix Global Holdings, Inc. (“Terminix”), Rentokil Initial, Rentokil Initial US Holdings, Inc., a wholly owned subsidiary of Rentokil Initial (“BidCo”), Leto Holdings I, Inc., a direct, wholly owned subsidiary of Bidco and Leto Holdings II, LLC, a direct, wholly owned subsidiary of Bidco, as described in the registration statement on Form F-4 of Rentokil Initial with which this exhibit is filed. The calculation of the number of Rentokil Initial ordinary shares being registered was based on the sum of (a) (i) 121,519,348, an estimate of the maximum number of shares of common stock, par value $0.01 per share, of Terminix issued and outstanding as of May 31, 2022, multiplied by (ii) the exchange ratio of 1.0619, multiplied by (iii) 5.0 and (b) (i) 1,314,464, an estimate of the maximum number of shares of Terminix common stock issuable upon the exercise or settlement of unvested Terminix options, performance-based restricted stock unit awards and unvested time-based restricted stock unit awards with respect to Terminix common stock as of May 31, 2022, multiplied by (ii) an exchange ratio of (x) 1.0619 plus (y) 0.3445, which is the quotient (rounded to four decimal places) of $11.00 and $31.93, the volume weighted average price (measured in U.S. dollars) of Rentokil Initial ADSs (measured using the volume weighted average price of Rentokil Initial ordinary shares multiplied by the number of Rentokil Initial ordinary shares represented by each Rentokil Initial ADS) on May 31, 2022, multiplied by (iii) 5.0. In accordance with Rule 416, this registration statement also covers an indeterminate number of Rentokil Initial ordinary shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for purposes of calculating the amount of the registration fee, the proposed maximum aggregate offering price of the securities being registered was calculated pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) and is based on (a) the product of (i) $43.66, the average of the high and low prices for shares of Terminix common stock as reported on the New York Stock Exchange on May 31, 2022, multiplied by (ii) 122,833,812 (which represents the estimated maximum number of shares of Terminix common stock that may be exchanged in the transactions contemplated by the Merger Agreement, as described in footnote (2) above), minus (b) $1,336,712,828.00 (which represents the estimated amount of cash that will be paid by Rentokil Initial to the holders of shares of Terminix common stock in the transactions contemplated by the Merger Agreement).

(4)	The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the U.S. Securities Act, by multiplying the proposed maximum aggregate offering price by 0.0000927.